Exhibit 10.1

RESOLUTIONS OF THE BOARD OF DIRECTORS

OF

YARDVILLE NATIONAL BANK

WHEREAS, the Yardville National Bank maintains the Second Amended and Restated Supplemental Executive Retirement Plan (the “SERP”) for the benefit of certain senior officers;

WHEREAS, the Board of Directors of the Bank has the authority to amend the SERP pursuant to Article 9 therein;

WHEREAS, the Board of Directors has determined that it is appropriate to make certain changes to the definition of “Final Average Compensation” as set forth therein;

NOW THEREFORE BE IT RESOLVED, that the definition of Final Average Compensation set forth in Section 1.14 of the SERP is amended by revising the second sentence thereof to read as follows, effective as of July 26, 2006:

“At any point in time, Final Average Earnings shall be computed to the date of determination by taking into account actual Considered Compensation during the current calendar year (with annualization of Considered Compensation for such year) and the five preceding calendar years; provided, however, that in the event that a Participant has been employed for less than the applicable measurement period, the Participant’s actual period of employment shall be used to determine his Final Average Earnings (with annualization of Considered Compensation for any period less than a complete calendar year during such period of employment).”

BE IT FURTHER RESOLVED, that the definition of Considered Compensation set forth in Section 1.9 of the SERP is amended by adding the following sentence to the end thereof, effective as of July 26, 2006.

“For purposes of establishing a Participant’s Considered Compensation for a specific calendar year, a cash bonus or similar cash incentive compensation shall be included in the calculation for the year to which such payment is attributable and not the year in which such payment is actually received by the Participant. By way of example, but not limitation, a cash bonus paid with respect to 2006 but paid in 2007 shall be included in the Participant’s 2006 Considered Compensation.”

BE IT FURTHER RESOLVED, that, in all other respects, the provisions of the SERP are hereby ratified and confirmed.

SECRETARY’S CERTIFICATE

I, Daniel J. O’Donnell, Secretary of Yardville National Bank, do hereby certify that the above resolutions were unanimously adopted by the Board of Directors of Yardville National Bank, at a meeting duly held on July 26, 2006, at which meeting a quorum was at all times present and acting, and that said resolutions are in full force and effect.

Date: July 26, 2006	By: Daniel J. O’Donnell Daniel J. O’Donnell Secretary